         POWER OF ATTORNEY

         Know all men by these presents, that the undersigned hereby constitutes and appoints each of Fredric N. Eshelman, Fred B. Davenport, Jr., Linda

  Baddour, B. Judd Hartman, June Knott and Lisa Noecker, and each of them acting alone, with full power of substitution, the undersigned's true and lawful attorney-in-fact, to:

         (1) execute for and on behalf of the undersigned Forms 3, 4 and 5 (and any amendments thereto), in accordance with Section 16(a) of the Securities

  Exchange Act of 1934 and the rules thereunder;

         (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such

  Form 3, 4, or 5, (and any amendments thereto) and to timely filing any such Form with the Securities and Exchange Commission and any other authority; and

         (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this

  Power of Attorney shall be in form and shall contain such terms and conditions as such attorney-in-fact may approve in such

  attorney-in-fact's discretion.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present,

  with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or any substitute or substitutes, shall lawfully do or cause to be done by virtue of this

  Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that each of the foregoing attorneys-in-fact,

  in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with

  Section 16 of the Securities Exchange Act of 1934.

         This Power of Attorney is governed by and shall be construed in accordance with the laws of the State of North Carolina.  This Power of Attorney shall remain in full force and effect until revoked by the undersigned, which revocation shall be evidenced by an instrument in writing in form required by North Carolina Law.  This Power of Attorney is executed pursuant to the provisions of the North Carolina General Statutes, Chapter 32A, Article 2,

  with the intention that this Power of Attorney and the authority of said attorney-in-fact hereunder shall continue in effect notwithstanding any incapacity or mental incompetence

  which may be incurred by the undersigned subsequent to the execution of this Power of Attorney by the undersigned.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of October, 2005.

      Signature:   /s/ William W. Richardson

      Print Name:  William W. Richardson

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